SMITH BARNEY INVESTMENT TRUST


Sub-Item 77q1

Registrant incorporates by reference Registrant's Supplement dated February 1, 2006 to the Prospectus Information filed on FEBRUARY 1, 2006.
(Accession No. 0001193125-06-017106)